CHINACAST EDUCATION CORPORATION

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (this “Agreement”) effective as of the date of grant set forth on the signature page hereto (the “Grant Date”), is between Chinacast Education Corporation, a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Grantee”).

1.	Grant of Restricted Stock.

1.1              The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, the number of shares of Restricted Stock set forth on the signature page hereto.

1.2              This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.	Rights of Grantee.

Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon. Notwithstanding the foregoing, prior to the lapse of risk of forfeiture with respect to the shares of Restricted Stock as provided in Section 3 hereof, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign the shares of Restricted Stock (collectively, the “Transfer Restrictions”).

3.	Lapse of Risk of Forfeiture.

Except as otherwise provided herein, the Transfer Restrictions on the shares of Restricted Stock shall lapse and the shares of Restricted Stock granted hereunder shall no longer be subject to a risk of forfeiture as follows:

3.1              One-third (1/3) of the total number of shares of Restricted Stock granted hereunder shall no longer be subject to a risk of forfeiture on the first (1st) anniversary of the Grant Date, provided (i) on or prior to such date, the Company has reclaimed ownership of at least one (1) of the colleges that were illegally transferred from the Company by previous management and (ii) the Grantee continues to be employed by or serve on the board of directors of the Company on such date;

3.2              One-third (1/3) of the total number of shares of Restricted Stock granted hereunder shall no longer be subject to a risk of forfeiture on the second (2nd) anniversary of the Grant Date, provided (i) on or prior to such date, the Company has posted on its balance sheet, in the aggregate, at least $25 million USD in cash which has been acquired by means of either (a) the recovery of cash that had historically reported as being held in banks for the Company’s account and/or (b) the realization of earnings from operations and dividends from operating subsidiaries and (ii) the Grantee continues to be employed by or serve on the board of directors of the Company on such date;

3.3              One-third (1/3) of the total number of shares of Restricted Stock granted hereunder shall no longer be subject to a risk of forfeiture on the date following the date as of which the Company’s Common Stock has traded on any national securities exchange or on the over the counter market at a price of $2 per share or more for thirty (30) consecutive trading days, provided (i) such thirty (30) trading days have occurred prior to the second (2nd) anniversary of the Grant Date and (ii) the Grantee continues to be employed by or serve on the board of directors of the Company on the last of such thirty (30) consecutive trading days;

Notwithstanding the foregoing, in the event that, within twenty four (24) months following the Grant Date, the Company reclaims ownership of all three (3) of the colleges that were illegally transferred from the Company by previous management, no shares of Restricted Stock shall be subject to a risk of forfeiture as of the date that the ownership of the third college is reclaimed by the Company, provided the Grantee continues to be employed by or serve on the board of directors of the Company on such date.

4.	Escrow and Delivery of Shares.

4.1              Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or his or her estate as set forth in Section 4.2 hereof, subject to the Grantee’s delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Grantee or his or her estate.

4.2              Certificates representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Grantee as soon as practicable following the applicable date that the shares of Restricted Stock cease to be subject to a risk of forfeiture.

4.3              The Grantee may receive, hold, sell or otherwise dispose of those shares delivered to him or her pursuant to Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal, state and other similar securities laws.

5.	Ceasing to be Employed or Provide Services.

In the event the Grantee ceases to be employed by or serve on the board of directors of the Company for any reason, the Grantee shall forfeit the shares of Restricted Stock which are then subject to the Transfer Restrictions and shall have no rights with respect thereto.

6.	Dividend Rights.

All dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until each lapsing of the Transfer Restrictions pursuant to Section 3 hereof. The deferred dividends shall be held by the Company for the account of the Grantee. On the date that the Transfer Restrictions lapse, a pro rata share of dividends, with no interest thereon, shall be paid to the Grantee.

7.	No Right to Continued Employment or Service Relationship.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to the continuance of employment or service with the Company or any of its Affiliates, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any of its Affiliates to terminate the Grantee’s employment or service therewith at any time.

8. Representations of the Grantee. In connection with the grant of shares of Restricted Stock to the Grantee hereunder, the Grantee represents and warrants to the Company that:

8.1 The shares of Restricted Stock to be acquired by the Grantee pursuant to this Agreement shall be acquired for Grantee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable securities laws, and the shares of Restricted Stock shall not be disposed of in contravention of the Securities Act or any applicable securities laws.

8.2 The Grantee is an “accredited investor” as defined in Rule 501 of the Securities Act.

8.3 The Grantee is sophisticated in financial matters and is able to bear the economic risk of his investment in the shares of Restricted Stock for an indefinite period of time because the shares of Restricted Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

8.4 The Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the shares of Restricted Stock and has had full access to such other information concerning the Company as he has requested.

8.5 This Agreement constitutes the legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment, order or decree to which the Grantee is subject.

9. Withholding of Taxes.

The Grantee shall pay to the Company, or the Company and the Grantee shall agree on such other arrangements necessary for the Grantee to pay, the applicable federal, state and local income taxes required by law to be withheld (the “Withholding Taxes”), if any, upon the lapsing of the risk of forfeiture and delivery of the shares. The Company shall have the right to deduct from any payment of cash to the Grantee any amount equal to the Withholding Taxes in satisfaction of the Grantee’s obligation to pay Withholding Taxes.

10.	Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

11. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

12.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.	Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

14.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.

15. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

Chinacast Education Corporation

By:	/s/
Name: Title:

Agreed and acknowledged as
of the Date of Grant:

_________________________________

Name:

Grantee’s Name:	_____________________
Grant Date:	_____________________
Number of Shares Subject to the Award:	_____________________